SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2013

Body Central Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-34906	14-1972231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6225 Powers Avenue Jacksonville, FL	32217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (904)- 737-0811

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed by Body Central Corp. (the “Company”) on June 29, 2011, Matthew Swartwood serves as the Company’s Senior Vice President, Stores.  Mr. Swartwood’s original agreement with the Company provides that if the Company terminates Mr. Swartwood’s employment without cause, he is entitled to receive a severance payment of six months of his base salary. On February 13, 2013, the Company and Mr. Swartwood amended the original agreement to provide that if the Company terminates Mr. Swartwood’s employment without cause, he is entitled to receive a severance payment of twelve months of his base salary.  None of the other terms of Mr. Swartwood’s employment agreement with the Company have been modified.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 12, 2013, the Board of Directors of the Company (the “Board”) approved certain amendments to the Company’s Bylaws, effective immediately, which provide that the Company’s principal executive officer shall be conferred the title of Chief Executive Officer. Previously, the Company’s Bylaws provided that the Company’s principal executive officer was conferred the title of President. The Board also made some technical amendments to the Bylaws to update them for the fact that the Company completed its initial public offering in October 2010.

Item 9.01 - Exhibits

(d) Exhibits

Exhibit     3.1      Amended and Restated Bylaws of Body Central Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY CENTRAL CORP.
(registrant)

February 15, 2013	By:	/s/ Julia B. Davis
Julia B. Davis
Secretary and General Counsel